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                                                                 Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements Nos. 33-85634, 33-89124, 333-76957 and 333-49290 on Form S-8 and No.
333-124355 on Form S-3 of our report relating to the consolidated financial statements of SkyTerra Communications, Inc. and subsidiaries (which report contains an explanatory paragraph discussing the restatement of the financial statements), and the related financial statement schedule, dated November 10, 2005, appearing in the Annual Report on Form 10-K/A of SkyTerra Communications, Inc. for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
November 10, 2005